FAX NEWS RELEASE

For further information:
The Manitowoc Company, Inc.	Timothy M. Wood	Steven C. Khail
P.O. Box 66 ◆ Manitowoc WI 54221-0066	Vice President	Director of Investor Relations
Telephone: 920-684-4410 ◆ Telefax: 920-652-9778	& Chief Financial Officer	& Corporate Communications
Internet: http://www.manitowoc.com	Direct Dial: 920-652-1767	Direct Dial: 920-652-1713
	Email: twood@manitowoc.com	Email: skhail@manitowoc.com

NEWS For Immediate Release

MANITOWOC ANNOUNCES CLOSING OF NATIONAL CRANE FACILITY

Production will be moved from Nebraska to Pennsylvania as part of Grove integration.

MANITOWOC, WI - May 9, 2003 - The Manitowoc Company, Inc. (NYSE: MTW) announced today that it will close its National Crane boom-truck manufacturing facility in Waverly, NE and will move production to the com-pany's facility in Shady Grove, PA. Both facilities were acquired when Manitowoc purchased Grove Worldwide last year. The closing is expected to take place by the end of 2003.

The transfer of production will improve long-term utilization and productivity given the advanced systems already in place at Shady Grove. Proceeds from the sale of assets are expected to equal or slightly exceed the after-tax costs associated with the move. These costs will primarily be reflected as an adjustment to the purchase price of Grove Worldwide.

"As we continue to integrate Grove Worldwide, we will fully leverage the synergies available in order to ensure that the Crane segment is sized for profitability under current market conditions and that the business is positioned to take off when the economy improves," said Glen E. Tellock, president of Manitowoc's Crane Group. "Customers should be assured that our National Crane field sales and service support staff are not expected to change. Operationally, our Shady Grove plant offers world-class manufacturing equipment, processes, and systems. Our integration plans will include the creation of specialized teams from both locations to ensure a smooth transition, and our customers will continue to receive the highest quality products at exceptional values. Product quality and reliability will not be compromised. We will continue to focus on investing in new products, and our customers will continue to be supported by the highest quality sales and aftermarket support team in the industry," Tellock added.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. is the world's largest provider of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, boom trucks, and aerial work platforms. As a leading manufacturer of ice-cube machines, ice/beverage dispensers, and commercial refrigeration equipment, the company offers the broadest line of cold-focused equipment in the foodservice industry. In addition, the company is a leading provider of shipbuilding, ship repair, and conversion services for government, military, and commercial customers throughout the maritime industry.

Forward-looking Statements

Any statements contained herein that are not historical facts are forward-looking statements with the meaning of the Private Securities Litigation reform Act of 1995, and involve risks and uncertainties. Potential factors could cause actual results to differ materially from those expressed or implied by such statements. These statements and potential factors include, but are not limited to, those relating to:

- Manitowoc's anticipated revenue gains, margin improvements, and cost savings,

- crane product introductions,

- the risks associated with growth,

- added financial leverage resulting from the Grove and Potain acquisitions,

- actions of company competitors,

- changes in economic or industry conditions generally,

- the ability to complete and appropriately integrate acquisitions, and

- labor relations.

Information on the potential factors that could affect the company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on From 10-K for the fiscal year ended December 31, 2002.

Company Contact:

Thomas G. Musial
Senior Vice President
Human Resources & Administration
920-652-1738

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